Exhibit 99.1

Mannatech, Incorporated Declares Quarterly Dividend

Coppell, TX – (NASDAQ – MTEX) – September 14, 2005 - Mannatech, Incorporated today announced that on September 13,2005 its Board of Directors declared a quarterly cash dividend of $0.07 per share payable on Wednesday, October 19, 2005 to shareholders of record at the close of business on Friday, September 30, 2005. This is the fourth dividend to be paid by the company this year. The declaration follows this week’s regular Board of Director’s Meeting. The dividend reflects Mannatech’s continued growth, as well as its commitment to reward long-term investment in its common stock.

Sam Caster, Chairman and CEO said, “The financial strength of Mannatech is reflected in this dividend declaration. We take pride in the success of this company and intend to pursue continued growth.”

About Mannatech, Incorporated

Mannatech, based in Coppell, Texas, is a wellness solutions provider that sells its products through a global network-marketing system throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan and Denmark. For additional information about Mannatech, please visit its corporate Web site: www.mannatech.com.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified generally by the use of phrases or terminology such as “may,” “believes,” and “will further” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Relations Contact:

Steve Fenstermacher

972.471.6512

ir@mannatech.com